                                                                    EXHIBIT 99.1

           ATTRIBUTED FINANCIAL INFORMATION FOR TRACKING STOCK GROUPS

    Our Liberty Interactive common stock is intended to reflect the separate performance of our Interactive Group which is comprised of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide Commerce, Inc. and BuySeasons, Inc. and our interests in IAC/InterActiveCorp and Expedia, Inc. Our Liberty Capital common stock is intended to reflect the separate performance of our Capital Group which is comprised of all of our assets and businesses not attributed to the Interactive Group.

    The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the three months ended March 31, 2007 and 2006. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Capital Group, respectively. The financial information should be read in conjunction with our unaudited financial statements for the three months ended March 31, 2007 included in this Quarterly Report on Form 10-Q. The attributed financial information presented in the tables has been prepared assuming the restructuring had been completed as of January 1, 2006.

    Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Capital Group, the restructuring does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Interactive common stock and Liberty Capital common stock are holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive common stock and Liberty Capital common stock does not affect the rights of our creditors or creditors of our subsidiaries.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

INTERACTIVE GROUP

                                                              MARCH 31,   DECEMBER 31,
                                                                2007          2006
                                                              ---------   ------------
                                                                AMOUNTS IN MILLIONS
SUMMARY BALANCE SHEET DATA:
Current assets..............................................   $ 2,805        2,984
Cost investments............................................   $ 2,610        2,572
Equity investments..........................................   $ 1,372        1,358
Total assets................................................   $19,647       19,820
Long-term debt, including current portion...................   $ 6,334        6,383
Deferred income tax liabilities.............................   $ 3,068        3,057
Attributed net assets.......................................   $ 8,739        8,561

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2007       2006
                                                              --------   --------
                                                              AMOUNTS IN MILLIONS
SUMMARY OPERATIONS DATA:
Revenue.....................................................  $ 1,771      1,608
Cost of goods sold..........................................   (1,110)    (1,000)
Operating expenses..........................................     (144)      (132)
Selling, general and administrative expenses(1).............     (148)      (138)
Depreciation and amortization...............................     (125)      (120)
                                                              -------     ------
    Operating income........................................      244        218

Interest expense............................................     (114)       (93)
Other income, net...........................................       28         34
Income tax expense..........................................      (60)       (76)
Minority interests in earnings of subsidiaries..............       (7)        (8)
                                                              -------     ------
  Earnings before cumulative effect of accounting change....       91         75
Cumulative effect of accounting change, net of taxes........       --        (87)
                                                              -------     ------
    Net earnings (loss).....................................  $    91        (12)
                                                              =======     ======

------------------------

(1) Includes stock-based compensation of $13 million and $27 million for the three months ended March 31, 2007 and 2006, respectively.

                       SUMMARY ATTRIBUTED FINANCIAL DATA

CAPITAL GROUP

                                                              MARCH 31,   DECEMBER 31,
                                                                2007          2006
                                                              ---------   ------------
                                                                AMOUNTS IN MILLIONS
SUMMARY BALANCE SHEET DATA:
Current assets..............................................   $ 3,593        3,776
Cost investments............................................   $19,627       19,050
Equity investments..........................................   $   500          484
Total assets................................................   $28,127       27,849
Long-term debt, including current portion...................   $ 4,170        2,640
Deferred income tax liabilities.............................   $ 6,730        6,604
Attributed net assets.......................................   $13,756       13,072

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2007       2006
                                                              --------   --------
                                                              AMOUNTS IN MILLIONS
SUMMARY OPERATIONS DATA:
Revenue.....................................................   $ 352        293
Operating expenses..........................................    (240)      (213)
Selling, general and administrative expenses(1).............     (81)       (53)
Depreciation and amortization...............................     (26)       (21)
                                                               -----       ----
    Operating income........................................       5          6

Interest expense............................................     (36)       (55)
Realized and unrealized gains (losses) on derivative
  instruments, net..........................................     342       (213)
Gain on dispositions, net...................................       6         24
Other income, net...........................................      58         54
Income tax benefit (expense)................................    (142)       176
Minority interests in losses of subsidiaries................       3          2
                                                               -----       ----
  Earnings (loss) from continuing operations................     236         (6)
Earnings (loss) from discontinued operations, net of
  taxes.....................................................      42         (6)
Cumulative effect of accounting change, net of taxes........      --         (2)
                                                               -----       ----
    Net earnings (loss).....................................   $ 278        (14)
                                                               =====       ====

------------------------

(1) Includes stock-based compensation of $9 million and $3 million for the three months ended March 31, 2007 and 2006, respectively.

                           BALANCE SHEET INFORMATION

                                 MARCH 31, 2007

                                  (UNAUDITED)

                                                      ATTRIBUTED (NOTE 1)
                                                     ----------------------
                                                     INTERACTIVE   CAPITAL                   CONSOLIDATED
                                                        GROUP       GROUP     ELIMINATIONS     LIBERTY
                                                     -----------   --------   ------------   ------------
                                                                     AMOUNTS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents........................    $   885       2,085          --           2,970
  Trade and other receivables, net.................        809         369          --           1,178
  Inventory, net...................................        885          --          --             885
  Program rights...................................         --         517          --             517
  Financial instruments (note 2)...................          9         284          --             293
  Current deferred tax assets......................        170          --        (151)             19
  Other current assets.............................         47          55          --             102
  Assets of discontinued operations................         --         283          --             283
                                                       -------      ------        ----          ------
    Total current assets...........................      2,805       3,593        (151)          6,247
                                                       -------      ------        ----          ------
Investments in available-for-sale securities and
  other cost investments...........................      2,610      19,627          --          22,237
Long-term financial instruments (note 2)...........         --       1,176          --           1,176
Investments in affiliates, accounted for using the
  equity method....................................      1,372         500          --           1,872
Property and equipment, net........................        964         230          --           1,194
Goodwill...........................................      5,729       1,846          --           7,575
Trademarks.........................................      2,450          21          --           2,471
Intangible assets subject to amortization, net.....      3,674         136          --           3,810
Other assets, at cost, net of accumulated
  amortization.....................................         43         998          --           1,041
                                                       -------      ------        ----          ------
    Total assets...................................    $19,647      28,127        (151)         47,623
                                                       =======      ======        ====          ======
LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable.................................    $   447          28          --             475
  Accrued interest.................................         64          26          --              90
  Other accrued liabilities........................        552         361          --             913
  Intergroup payable (receivable)..................         56         (56)         --              --
  Financial instruments (note 2)...................         --       1,322          --           1,322
  Current portion of debt (note 3).................         14         165          --             179
  Current deferred tax liabilities.................         --         151        (151)             --
  Other current liabilities........................         49          29          --              78
  Liabilities of discontinued operations...........         --          43          --              43
                                                       -------      ------        ----          ------
    Total current liabilities......................      1,182       2,069        (151)          3,100
                                                       -------      ------        ----          ------
Long-term debt (note 3)............................      6,320       4,005          --          10,325
Long-term financial instruments (note 2)...........         17         367          --             384
Deferred income tax liabilities (note 5)...........      3,068       6,730          --           9,798
Other liabilities..................................        243       1,139          --           1,382
                                                       -------      ------        ----          ------
    Total liabilities..............................     10,830      14,310        (151)         24,989

Minority interests in equity of subsidiaries.......         78          61          --             139
Equity/Attributed net assets.......................      8,739      13,756          --          22,495
                                                       -------      ------        ----          ------
    Total liabilities and equity...................    $19,647      28,127        (151)         47,623
                                                       =======      ======        ====          ======

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                       THREE MONTHS ENDED MARCH 31, 2007

                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................    $1,771          --         1,771
  Communications and programming services...................        --         352           352
                                                                ------        ----         -----
                                                                 1,771         352         2,123
                                                                ------        ----         -----
Operating costs and expenses:
  Cost of sales.............................................     1,110          --         1,110
  Operating.................................................       144         240           384
  Selling, general and administrative (including stock-based compensation of $13 million and $9 million for
    Interactive Group and Capital Group, respectively
    (notes 1 and 3).........................................       148          81           229
  Depreciation and amortization.............................       125          26           151
                                                                ------        ----         -----
                                                                 1,527         347         1,874
                                                                ------        ----         -----
    Operating income........................................       244           5           249

Other income (expense):
  Interest expense..........................................      (114)        (36)         (150)
  Dividend and interest income..............................        11          64            75
  Share of earnings (losses) of affiliates, net.............        15          (6)            9
  Realized and unrealized gains on financial instruments,
    net.....................................................         2         342           344
  Gains on dispositions, net................................        --           6             6
                                                                ------        ----         -----
                                                                   (86)        370           284
                                                                ------        ----         -----
    Earnings from continuing operations before income taxes
      and minority interests................................       158         375           533

Income tax expense (note 5).................................       (60)       (142)         (202)
Minority interests in losses (earnings) of subsidiaries.....        (7)          3            (4)
                                                                ------        ----         -----
    Earnings from continuing operations.....................        91         236           327

Earnings from discontinued operations, net of taxes.........        --          42            42
                                                                ------        ----         -----
    Net earnings............................................    $   91         278           369
                                                                ------        ----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................        12          (1)           11
  Unrealized holding gains arising during the period........        17         258           275
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................        --          (4)           (4)
                                                                ------        ----         -----
      Other comprehensive earnings..........................        29         253           282
                                                                ------        ----         -----
        Comprehensive earnings..............................    $  120         531           651
                                                                ======        ====         =====

         STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION

                       THREE MONTHS ENDED MARCH 31, 2006

                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Revenue:
  Net retail sales..........................................    $1,608          --         1,608
  Communications and programming services...................        --         293           293
                                                                ------        ----         -----
                                                                 1,608         293         1,901
                                                                ------        ----         -----
Operating costs and expenses:
  Cost of sales.............................................     1,000          --         1,000
  Operating.................................................       132         213           345
  Selling, general and administrative (including stock-based compensation of $27 million and $3 million for
    Interactive Group and Capital Group, respectively)
    (notes 1 and 3).........................................       138          53           191
  Depreciation and amortization.............................       120          21           141
                                                                ------        ----         -----
                                                                 1,390         287         1,677
                                                                ------        ----         -----
    Operating income........................................       218           6           224

Other income (expense):
  Interest expense..........................................       (93)        (55)         (148)
  Dividend and interest income..............................         9          47            56
  Share of earnings of affiliates, net......................         4           4             8
  Realized and unrealized gains (losses) on financial
    instruments, net........................................        20        (213)         (193)
  Gains on dispositions of assets, net......................        --          24            24
  Other, net................................................         1           3             4
                                                                ------        ----         -----
                                                                   (59)       (190)         (249)
                                                                ------        ----         -----
    Earnings (loss) from continuing operations before income
      taxes and minority interests..........................       159        (184)          (25)
Income tax benefit (expense) (note 5).......................       (76)        176           100
Minority interests in losses (earnings) of subsidiaries.....        (8)          2            (6)
                                                                ------        ----         -----
    Earnings (loss) from continuing operations..............        75          (6)           69

Loss from discontinued operations, net of taxes.............        --          (6)           (6)
Cumulative effect of accounting change, net of taxes........       (87)         (2)          (89)
                                                                ------        ----         -----
  Net loss..................................................    $  (12)        (14)          (26)
                                                                ------        ----         -----
Other comprehensive earnings (loss), net of taxes:
  Foreign currency translation adjustments..................        20          --            20
  Unrealized holding gains arising during the period........        60         401           461
  Recognition of previously unrealized gains on
    available-for-sale securities, net......................        --         (15)          (15)
                                                                ------        ----         -----
      Other comprehensive earnings..........................        80         386           466
                                                                ------        ----         -----
        Comprehensive earnings..............................    $   68         372           440
                                                                ======        ====         =====

                      STATEMENT OF CASH FLOWS INFORMATION

                       THREE MONTHS ENDED MARCH 31, 2007

                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net earnings..............................................     $  91         278           369
  Adjustments to reconcile net earnings to net cash provided by operating activities:
    Earnings from discontinued operations...................        --         (42)          (42)
    Depreciation and amortization...........................       125          26           151
    Stock-based compensation................................        13           9            22
    Payments of stock-based compensation....................       (18)         (2)          (20)
    Noncash interest expense................................         1           2             3
    Share of losses (earnings) of affiliates, net...........       (15)          6            (9)
    Realized and unrealized gains on financial instruments,
      net...................................................        (2)       (342)         (344)
    Gains on disposition of assets, net.....................        --          (6)           (6)
    Minority interests in earnings (losses) of
      subsidiaries..........................................         7          (3)            4
    Intergroup tax payments.................................       (68)         68            --
    Other intergroup cash transfers, net....................         4          (4)           --
    Deferred income tax expense (benefit)...................       (24)        188           164
    Other noncash charges (credits), net....................        --           4             4
    Changes in operating assets and liabilities, net of the
      effects of acquisitions:
      Current assets........................................       120        (105)           15
      Payables and other current liabilities................      (121)         16          (105)
                                                                 -----       -----         -----
        Net cash provided by operating activities...........       113          93           206
                                                                 -----       -----         -----
Cash flows from investing activities:
  Cash proceeds from dispositions...........................        --         121           121
  Net proceeds from settlement of derivatives...............        --          76            76
  Cash paid for acquisitions, net of cash acquired..........        --          (6)           (6)
  Capital expended for property and equipment...............       (82)         (5)          (87)
  Net sales (purchases) of short term investments...........        --        (172)         (172)
  Investments in and loans to cost and equity investees.....        --         (39)          (39)
  Other investing activities, net...........................        --          13            13
                                                                 -----       -----         -----
        Net cash used by investing activities...............       (82)        (12)          (94)
                                                                 -----       -----         -----
Cash flows from financing activities:
  Borrowings of debt........................................       129           2           131
  Repayments of debt........................................      (178)       (151)         (329)
  Repurchases of Liberty common stock.......................       (34)         --           (34)
  Other financing activities, net...........................       (11)         (8)          (19)
                                                                 -----       -----         -----
        Net cash used by financing activities...............       (94)       (157)         (251)
                                                                 -----       -----         -----
Effect of foreign currency rates on cash....................         2          --             2
                                                                 -----       -----         -----
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................        --          10            10
  Cash used by investing activities.........................        --          (9)           (9)
  Cash provided by financing activities.....................        --          --            --
  Change in available cash held by discontinued
    operations..............................................        --          (1)           (1)
                                                                 -----       -----         -----
        Net cash provided to discontinued operations........        --          --            --
                                                                 -----       -----         -----
        Net decrease in cash and cash equivalents...........       (61)        (76)         (137)
        Cash and cash equivalents at beginning of period....       946       2,161         3,107
                                                                 -----       -----         -----
        Cash and cash equivalents at end period.............     $ 885       2,085         2,970
                                                                 =====       =====         =====

                      STATEMENT OF CASH FLOWS INFORMATION

                       THREE MONTHS ENDED MARCH 31, 2006

                                  (UNAUDITED)

                                                               ATTRIBUTED (NOTE 1)
                                                              ----------------------
                                                              INTERACTIVE   CAPITAL    CONSOLIDATED
                                                                 GROUP       GROUP       LIBERTY
                                                              -----------   --------   ------------
                                                                       AMOUNTS IN MILLIONS
Cash flows from operating activities:
  Net loss..................................................     $ (12)        (14)          (26)
  Adjustments to reconcile net loss to net cash provided
    (used) by operating activities:
    Loss from discontinued operations.......................        --           6             6
    Cumulative effect of accounting change..................        87           2            89
    Depreciation and amortization...........................       120          21           141
    Stock compensation......................................        27           3            30
    Noncash interest expense................................         1          25            26
    Share of earnings of affiliates, net....................        (4)         (4)           (8)
    Realized and unrealized losses (gains) on financial
      instruments, net......................................       (20)        213           193
    Gains on disposition of assets, net.....................        --         (24)          (24)
    Minority interests in earnings (losses) of
      subsidiaries..........................................         8          (2)            6
    Deferred income tax benefit.............................       (34)       (114)         (148)
    Other noncash charges (credits), net....................        (2)         13            11
    Changes in operating assets and liabilities, net of the
      effect of acquisitions and dispositions:
      Current assets........................................       123        (121)            2
      Payables and other current liabilities................      (161)        (89)         (250)
                                                                 -----        ----         -----
        Net cash provided (used) by operating activities....       133         (85)           48
                                                                 -----        ----         -----
Cash flows from investing activities:
  Cash proceeds from dispositions...........................        --         137           137
  Net proceeds (payments) from settlement of derivatives....        (5)        189           184
  Cash paid for acquisitions, net of cash acquired..........      (431)       (166)         (597)
  Capital expended for property and equipment...............       (42)         (3)          (45)
  Net sales of short term investments.......................        23         103           126
  Repurchases of subsidiary common stock....................       (26)         (3)          (29)
  Other investing activities, net...........................        --        (117)         (117)
                                                                 -----        ----         -----
        Net cash provided (used) by investing activities....      (481)        140          (341)
                                                                 -----        ----         -----
Cash flows from financing activities:
  Repayments of debt........................................        (2)         --            (2)
  Intergroup cash transfers, net............................       274        (274)           --
  Other financing activities, net...........................        20           8            28
                                                                 -----        ----         -----
        Net cash provided (used) by financing activities....       292        (266)           26
                                                                 -----        ----         -----
Effect of foreign currency rates on cash....................         3          --             3
                                                                 -----        ----         -----
Net cash provided to discontinued operations:
  Cash provided by operating activities.....................        --          15            15
  Cash used by investing activities.........................        --         (14)          (14)
  Cash provided by financing activities.....................        --          (3)           (3)
  Change in available cash held by discontinued
    operations..............................................        --          (3)           (3)
                                                                 -----        ----         -----
        Net cash provided to discontinued operations........        --          (5)           (5)
                                                                 -----        ----         -----
        Net decrease in cash and cash equivalents...........       (53)       (216)         (269)
        Cash and cash equivalents at beginning of period....       945         951         1,896
                                                                 -----        ----         -----
        Cash and cash equivalents at end of period..........     $ 892         735         1,627
                                                                 =====        ====         =====

                   NOTES TO ATTRIBUTED FINANCIAL INFORMATION

                                  (UNAUDITED)

(1) The assets attributed to our Interactive Group as of March 31, 2007 include our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc. and BuySeasons, Inc., and our interests in IAC/ InterActiveCorp, GSI
    Commerce, Inc. and Expedia. Accordingly, the accompanying attributed financial information for the Interactive Group includes our investments in IAC/InterActiveCorp, Expedia and GSI, as well as the assets, liabilities, revenue, expenses and cash flows of QVC, Provide and BuySeasons. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Capital Group are described in note 3 below. In addition, we have allocated certain corporate general and administrative expenses between the Interactive Group and the Capital Group as described in note 4 below.

    The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

    The Capital Group consists of all of our businesses not included in the Interactive Group, including our consolidated subsidiaries Starz Entertainment, LLC, Starz Media, LLC, FUN Technologies, Inc. and TruePosition, Inc. and our cost and equity investments in GSN, LLC, WildBlue Communications, Inc. and others. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group. See note 3 below for the debt obligations attributed to the Capital Group.

    Any businesses that we may acquire in the future that are not attributed to the Interactive Group will be attributed to the Capital Group.

    While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

(2) Derivative instruments attributed to the Interactive Group are comprised of QVC's interest rate swap agreements and total return bond swaps that are related to the parent company debt attributed to the Interactive Group.

                                  (UNAUDITED)

(3) Debt attributed to the Interactive Group and the Capital Group is comprised of the following:

                                                              MARCH 31, 2007
                                                          ----------------------
                                                          OUTSTANDING   CARRYING
                                                           PRINCIPAL     VALUE
                                                          -----------   --------
                                                           AMOUNTS IN MILLIONS
Interactive Group
  7.875% Senior Notes due 2009..........................    $   670         667
  7.75% Senior Notes due 2009...........................        234         234
  5.7% Senior Notes due 2013............................        802         800
  8.5% Senior Debentures due 2029.......................        500         495
  8.25% Senior Debentures due 2030......................        902         895
  QVC bank credit facilities............................      3,175       3,175
  Other subsidiary debt.................................         68          68
                                                            -------      ------
    Total Interactive Group debt........................      6,351       6,334
                                                            -------      ------
Capital Group
  4% Senior Exchangeable Debentures due 2029............        869         589
  3.75% Senior Exchangeable Debentures due 2030.........        810         502
  3.5% Senior Exchangeable Debentures due 2031..........        502         486
  3.25% Senior Exchangeable Debentures due 2031.........        551         447
  0.75% Senior Exchangeable Debentures due 2023.........      1,750       2,039
  Subsidiary debt.......................................        107         107
                                                            -------      ------
    Total Capital Group debt............................      4,589       4,170
                                                            -------      ------
Total debt..............................................    $10,940      10,504
                                                            =======      ======

(4) Cash compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated between the Interactive Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Capital Group to the Interactive Group for each of the three month periods ended March 31, 2007 and 2006 were $3 million. While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(5) We have accounted for income taxes for the Interactive Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

(6) The Liberty Interactive Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single

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
             NOTES TO ATTRIBUTED FINANCIAL INFORMATION (CONTINUED)

                                  (UNAUDITED)

    class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock or the approval of the holders of only Series A and Series B Liberty Capital Stock.

    At the option of the holder, each share of Series B common stock is convertible into one share of Series A common stock of the same group. At the discretion of our board, Liberty Interactive Stock may be converted into Liberty Capital Stock at any time following the first anniversary of the restructuring. In addition, following certain group dispositions and subject to certain limitations, Liberty Capital Stock may be converted into Liberty Interactive Stock, and Liberty Interactive Stock may be converted into Liberty Capital Stock.

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